   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 1994.
                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              ASARCO INCORPORATED

             (Exact name of registrant as specified in its charter)

                     NEW JERSEY                                              13-4924440
          (State or other jurisdiction of                                 (I.R.S. employer
           incorporation or organization)                               identification No.)

                                180 Maiden Lane
                            New York, New York 10038
                                 (212) 510-2000

          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                          Augustus B. Kinsolving, Esq.
                              ASARCO Incorporated
                   180 Maiden Lane, New York, New York 10038
                                 (212) 510-2000

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                   COPIES TO:

                 Kevin Keogh, Esq.                                    Kris F. Heinzelman, Esq.
                    White & Case                                      Cravath, Swaine & Moore
            1155 Avenue of the Americas                                  825 Eighth Avenue
              New York, New York 10036                             New York, New York 10019-7475

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
     TITLE OF EACH CLASS OF              AMOUNT TO          OFFERING PRICE            AGGREGATE       REGISTRATION
   SECURITIES TO BE REGISTERED       BE REGISTERED(1)       PER UNIT(1)(2)      OFFERING PRICE(1)(2)       FEE
- -------------------------------------------------------------------------------------------------------------------
Primary Offering:
  Debt Securities(3)(4)..........
  Convertible Debt Securities
     (3)(4)(5)...................   $300,000,000(2)(6)                              $300,000,000       $103,448.28
  Common Stock(3)(4)(7)..........
  Preferred Stock(3)(4)(8).......
  Depositary Shares(3)(9)........
  Convertible Preferred
     Stock(3)(4)(5)..............
  Warrants(4)....................
- -------------------------------------------------------------------------------------------------------------------
Secondary Offering:
  Common Stock(8)(9).............    10,353,363 shares         $31 13/16            $329,366,360       $113,574.61
- -------------------------------------------------------------------------------------------------------------------

                                                          Notes are on next page

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- ---------------

(1) In United States dollars or the equivalent thereof in foreign currency or currency units.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(3) No separate consideration will be received for the Depositary Shares, or for the Debt Securities, Preferred Stock, Convertible Preferred Stock or Common Stock which may be issuable upon conversion of or in exchange for the Convertible Debt Securities or Preferred Stock.

(4) In no event will the aggregate initial price of the Debt Securities, Convertible Debt Securities, Preferred Stock, Common Stock, Convertible Preferred Stock and Warrants (collectively, "Securities") offered in the Primary Offering exceed $300,000,000.

(5) Such indeterminate amounts of Debt Securities and Convertible Debt Securities, and such indeterminate number of shares of Preferred Stock, Convertible Preferred Stock and Common Stock, as may be issued upon conversion or exchange of any Convertible Debt Securities, Preferred Stock or Convertible Preferred Stock that provide for conversion or exchange into other securities.

(6) The Common Stock to be issued in the Primary Offering and Secondary Offering includes Preferred Stock Purchase Rights associated with the Common Stock under a Shareholder Rights Plan.

(7) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons acquiring such fractional interest and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement.

(8) Calculated pursuant to Rule 457(a), based upon bona fide estimate as of the date hereof of maximum offering price.

(9) Includes Common Stock that is to be offered and sold outside the United States either as part of the distribution or within 40 days after the date of the effective date of this registration statement and the date the Common Stock is first offered to the public.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED OCTOBER 12, 1994

                                     PROSPECTUS

                                 ASARCO Incorporated
                                   Debt Securities
                             Convertible Debt Securities
                                    Common Stock
                                   Preferred Stock
                                  Depositary Shares
                             Convertible Preferred Stock
                                      Warrants

                               -----------------------

 ASARCO Incorporated ("Asarco" or the "Company") may from time to time offer, together or separately, (i) its debt securities consisting of debentures, notes or other unsecured evidences of indebtedness (the "Debt Securities");
         (ii) its convertible debt securities (the "Convertible Debt Securities"), consisting of debentures, notes or other evidences of indebtedness representing unsecured obligations of the Company convertible into common stock, without par value (the "Common
      Stock") or into Preferred Stock, without par value (the "Preferred
         Stock") of the Company; (iii) shares of its Preferred Stock, which may be represented by Depository Receipts (the "Depositary
            Shares") which will represent a fraction of a share of
             Preferred Stock; (iv) shares of its Preferred Stock
         convertible into Common Stock or another series of Preferred
           Stock (the "Convertible Preferred Stock"), which may be
            represented by Depositary Shares; and (v) warrants to
          purchase securities of the Company as shall be designated
               by the Company at the time of the offering (the
           "Warrants"), in each case, in amounts, at prices and on
             terms to be determined at the time of the offering.
             Both the Company and M.I.M. Holdings Limited ("MIM"
               or the "Selling Stockholder") may also offer and
              sell from time to time shares of the Common Stock.
                  The Common Stock, the Debt Securities, the
                  Convertible Debt Securities, the Preferred
                 Stock, the Convertible Preferred Stock, the
                      Depositary Shares and the Warrants
                  are collectively called the "Securities."

The aggregate initial offering price of the Securities offered by the Company hereby will not exceed $300,000,000 or its equivalent in any other currency or composite currency determined at the applicable exchange rate at the time of sale, and the number of shares of Common Stock offered by the Selling
     Stockholder hereby will not exceed 10,353,363. The Company will not receive any of the proceeds from the sale of shares by the Selling
                                 Stockholder.

For each offering of Securities for which this Prospectus is being delivered, there will be an accompanying Prospectus Supplement (the "Prospectus Supplement"), which sets forth, where applicable, (i) in the case of Debt
    Securities and Convertible Debt Securities, the specific designation, aggregate principal amount, the denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, on such Debt Securities or Convertible Debt Securities, any terms of redemption at the option of the Company or the holder, terms for sinking fund payments, and with respect to Convertible Debt Securities, terms for conversion into Common Stock or Preferred Stock;
   (ii) in the case of Preferred Stock or Convertible Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, voting and other rights, and any other special terms, including the terms of any Depositary Shares representing Preferred Stock and terms for converting Convertible Preferred Stock into other Securities;
      (iii) in the case of Common Stock, the number of shares of Common
       Stock and the terms of offering thereof; and (iv) in the case of Warrants, the designation and number, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants. If so specified in the applicable
         Prospectus Supplement, Debt Securities and Convertible Debt
       Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The
           Prospectus Supplement will also contain information, as
          applicable, about certain United States Federal income tax considerations relating to the particular Securities offered thereby.

The Company and the Selling Stockholder may sell the Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of
   Distribution." The accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the
    Securities in respect of which this Prospectus is being delivered, the amounts proposed to be purchased by them, any applicable fee, commission or discount arrangements with them, the initial public offering price and the net proceeds to the Company or the Selling Stockholder.

The Common Stock is listed on the New York Stock Exchange under the symbol "AR."
 Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to an official notice of issuance.

                               ------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                EQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is October 12, 1994.

                             AVAILABLE INFORMATION

     Asarco is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the following regional offices of the
Commission: New York regional office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Midwest regional office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a Registration Statement filed by Asarco with the Commission under the Securities Act of 1933, as amended (the "Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the Company's
(i) Annual Report on Form 10-K for the fiscal year ended December 31, 1993, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1994, (iii) Proxy Statement for the Annual Meeting of Stockholders on April 27, 1994 (filed with the Commission on March 18, 1994) and (iv) Current Report on Form 8-K dated September 30, 1994 heretofore filed by the Company (Commission File Number 1-164) with the Commission pursuant to the Exchange Act.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Asarco will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such document). Requests for such copies should be directed to Mr. Augustus B. Kinsolving, Vice President, General Counsel and Secretary, ASARCO Incorporated, 180 Maiden Lane, New York, New York 10038, Telephone: (212) 510-2000.

                      ------------------------------------

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF AND THEREOF.

                                  THE COMPANY

     Asarco is one of the world's leading producers of nonferrous metals, principally copper, lead, zinc, silver and gold. Asarco also produces specialty chemicals and minerals and provides environmental services. Asarco has substantial equity interests in three mining companies: 15.5% in M.I.M. Holdings Limited ("MIM"), 52.3% in Southern Peru Copper Corporation ("SPCC") and 23.6% in Grupo Mexico, S.A. de C.V. ("GMEXICO"). Such companies are referred to herein as "associated companies."

     Asarco's strategy since the mid-1980s has been to transform the Company into an integrated producer of copper and lead. Once principally a custom smelter and refiner of ores and concentrates produced by others, Asarco has evolved during the last decade into one of the world's largest integrated producers of nonferrous metals. In 1985, Asarco supplied less than 25% of its copper concentrate and 5% of its lead concentrate requirements; in 1991 Asarco supplied approximately 76% of its copper concentrate and 43% of its lead concentrate requirements. With the completion of Asarco's expansion programs in 1993, the Company is now able to supply all of its copper concentrate and 95% of its lead concentrate requirements for its Missouri lead operations. Since 1988 Asarco has also expanded its specialty chemicals business both by growth of its existing business and by acquisition, has expanded its minerals business by acquisition and has entered the hazardous waste management and waste recycling business.

     Asarco or its associated companies operate mines, smelters and refineries in the United States, Australia, Mexico and Peru. Asarco and its associated companies together in 1993 accounted for about 13% of the western world mine production of copper, 22% of lead, 13% of zinc and 13% of silver.

     The executive offices of Asarco, a New Jersey corporation organized in 1899, are located at 180 Maiden Lane, New York, New York 10038, telephone number
(212) 510-2000.

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, Asarco intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include refinancings of indebtedness, working capital, capital expenditures and acquisitions. The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder.

          CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED
            FIXED CHARGES AND PREFERRED SHARE DIVIDEND REQUIREMENTS

                                   YEAR ENDED DECEMBER 31,
      SIX MONTHS ENDED     ----------------------------------------
       JUNE 30, 1994       1993     1992     1991     1990     1989
      ----------------     ----     ----     ----     ----     ----
             2.1           (a)      (a)      1.5      3.5      8.2

- ---------------

(a) For the years 1992 and 1993, earnings were insufficient to cover fixed charges by $73.9 million and $135.3 million, respectively.

     The ratio of earnings to fixed charges was calculated based on information from the Company's books and records. In computing the ratio of earnings to fixed charges, earnings consist of net earnings of the Company and its consolidated subsidiaries plus taxes on income and fixed charges, plus dividends received from non-consolidated associated companies accounted for by the equity method, less interest capitalized net of amount amortized and less equity earnings of non-consolidated associated companies accounted for by the equity method. Fixed charges consist of interest costs on borrowed funds, including capitalized interest, commitment fees, and a reasonable approximation of the imputed interest on non-capitalized lease payments. There were no preferred shares outstanding during any of the periods indicated and therefore the ratio of earnings to combined fixed charges and preferred share dividend requirements would have been the same as the ratio of earnings to fixed charges for each period indicated.

                              SELLING STOCKHOLDER

     The following table sets forth certain information with respect to MIM's beneficial ownership of Common Stock, as adjusted to reflect the sale by MIM of the 10,353,363 shares owned by MIM and registered for possible sale hereby. The Common Stock is the only class of equity securities of the Company which is currently outstanding.

                                                                                     SHARES BENEFICIALLY
                                    SHARES BENEFICIALLY                                  OWNED IF ALL
                                      OWNED PRIOR TO                                      REGISTERED
                                         OFFERING                 NUMBER OF            SHARES ARE SOLD
                                   ---------------------        SHARES BEING         --------------------
    SELLING STOCKHOLDER(1)          NUMBER       PERCENT     REGISTERED FOR SALE      NUMBER      PERCENT
- -------------------------------    ---------     -------     -------------------     --------     -------
M.I.M. Holdings Limited........    10,353,363      24.7          10,353,363               -0-        -0-

- ---------------

(1) The address of MIM is M.I.M. Plaza, 410 Ann Street, Brisbane, Queensland 4000, Australia.

     MIM's decision, subject to market conditions, to sell shares of Asarco is pursuant to a strategy of concentrating on core businesses over which it has direct control and which are low cost producers of the core products of those businesses.

     The following is a summary description of a 1981 agreement, as amended in 1985, 1987, 1990 and 1993, between MIM and Asarco (the "Agreement"). This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Agreement. A copy of the Agreement, including the amendments thereto, are exhibits to the Company's Form 10-Q for the second quarter 1981, Form 8-K dated September 30, 1985, Form 8-K filed on September 30, 1987, Form 8-K filed on September 24, 1990 and Form 8-K filed on July 15, 1993.

     Under the Agreement, MIM has the right to require the Company, under certain conditions, to register under the Act 1,000,000 or more of the shares of the Company's Common Stock it owns should MIM wish to sell such shares. Under the Agreement, with respect to 4,938,400 shares of Asarco Common Stock held by MIM, MIM must provide Asarco with prior written notice of any proposed sale or transfer of 1,000,000 or more shares in a single transaction, a group of related transactions or pursuant to a program of transactions, unless such proposed sale or transfer is pursuant to an underwritten public offering or to a subsidiary of MIM. Asarco has the right to purchase all of the shares set forth in such notice at the price set forth in such notice for 90 days after receipt by Asarco of such notice. Asarco also has agreed to give MIM prior notice of any registered public offering by Asarco of its Common Stock for cash and to include at MIM's request (at MIM's pro rata expense) any shares of the Company's Common Stock owned by MIM in such offering unless including such shares would, in the opinion of the underwriter, raise a substantial question as to whether the proposed offering could be successfully consummated on terms reasonably acceptable to Asarco. The provisions of the Agreement with respect to Asarco's right of first refusal expire on a date designated by either party by twelve months' prior notice (the "Expiration Date").

     Under the Agreement, MIM has the right to designate two nominees to Asarco's Board of Directors so long as MIM owns more than 6,500,000 shares of Asarco's Common Stock, adjusted for stock dividends or stock splits, and so long as such ownership constitutes more than 10% of Asarco's Common Stock. Pursuant to the Agreement, Asarco's management has recommended to Asarco's Board of Directors that two nominees designated by MIM be included in the slate of nominees recommended by Asarco's Board of Directors to shareholders for election as directors. Currently Norman C. Fussell and Peter R. Rowland, the Managing Director and a director of MIM, respectively, are directors of Asarco. Asarco has the right to nominate two persons for election to MIM's Board of Directors so long as Asarco's ownership exceeds 241,718,641 MIM common shares, which shall be adjusted for stock dividends, stock splits and rights offers and so long as such ownership constitutes more than 10% of MIM's outstanding common shares. Asarco now owns sufficient MIM shares to have the right to nominate two directors of MIM but does not currently intend to exercise this right. In the Agreement, MIM agreed, subject to certain exceptions, to limit its beneficial ownership of Asarco's Common Stock to 33 1/3% of the outstanding shares of Common Stock until the Expiration Date and Asarco agreed to limit its ownership of MIM's common shares to 40% for the same period.

     Also, under the Agreement, MIM and Asarco have agreed not to authorize or otherwise amend their organizational documents to provide for the authorization of, or issue of, voting securities which would adversely affect in a discriminatory manner the voting rights of the other party so long as the party in whose benefit such covenant runs owns 10% of the voting securities of the other party. The Agreement provides that MIM and Asarco will, prior to any sale, exchange, transfer or other disposition of any shares of the other party owned by MIM or Asarco, as the case may be, meet to consult and discuss in good faith for a period of (except in certain circumstances) no less than 30 days the effects of such proposed disposition.

                          DESCRIPTION OF COMMON STOCK

     The Company has authorized 80 million shares of Common Stock, without par value, of which 41,946,555 shares were issued and outstanding as of August 31, 1994. The shares of Common Stock currently outstanding are, and the shares of Common Stock that may be offered hereby will be, fully paid and non-assessable. Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all action to be taken by stockholders except for certain transactions with interested shareholders, for which a vote of 80% of outstanding shares is required for approval. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Stock. The holders of the Common Stock have no preemptive rights or cumulative voting rights and there are no redemption, sinking fund or conversion provisions applicable to the Common Stock.

     Holders of Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available for such purpose, subject to the dividend and liquidation rights of any Preferred Stock that may be issued.

     In 1989, the Company adopted a Shareholder Rights Plan and declared a dividend of one right (as defined therein) for each share of its Common Stock. In certain circumstances, if a person or group becomes the beneficial owner of 15% or more of the outstanding Common Stock (or in the case of MIM, more than 33 1/3%), with certain exceptions, these rights vest and entitle the holder to certain share purchase rights. In connection with the Rights dividend, 800,000 shares of Junior Participating Preferred Stock were authorized for issuance upon exercise of the Rights. See "Description of Preferred Share Purchase
Rights -- Junior Participating Preferred Stock" below.

                         DESCRIPTION OF PREFERRED STOCK

     The following summary contains a description of certain general terms of the Company's Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock that may be offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Company's Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and the Certificate of Designation (the "Certificate of Designation") relating to each particular series of Preferred Stock which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such Preferred Stock.

GENERAL

     Under the Certificate, the Board of Directors of the Company is authorized, without further stockholder action to provide for the issuance of up to 10 million shares of Preferred Stock. As of September 30, 1994, no shares of Preferred Stock were issued or outstanding.

     The Preferred Stock may be issued in one or more series, with such designations or titles; dividend rates; any redemption provisions; special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company; any sinking fund provisions; any conversion provisions; any voting rights thereof; and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

     The liquidation preference of any series of Preferred Stock is not necessarily indicative of the price at which shares of such series of Preferred Stock will actually trade at or after the time of their issuance. The market price of any series of Preferred Stock can be expected to fluctuate with changes in market and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market price of securities.

RANK

     Any series of Preferred Stock will, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of Common Stock and to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock (the "Junior Liquidation Securities"); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock ("Parity Liquidation Securities"); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock (the "Senior Liquidation Securities"). In addition, any series of Preferred Stock will, with respect to dividend rights, rank (i) senior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock ("Parity Dividend Securities"); and
(iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock. As used in any Certificate of Designation for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

DIVIDENDS

     Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

     No full dividends may be declared or paid out of funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on the Parity Dividend Securities. If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with the Parity Dividend Securities.

CONVERSION AND EXCHANGE

     The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock, Common Stock or Debt Securities of the Company. The Common Stock of the Company is described above under "Description of Common Stock."

REDEMPTION

     A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company, or by any other method determined to be equitable by the Board of Directors.

     On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Liquidation Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Liquidation Securities, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock. If the holders of the Preferred Stock of any series and any other Parity Liquidation Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Liquidation Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

VOTING RIGHTS

     Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law or the Company's Certificate, the holders of shares of Preferred Stock will have no voting rights.

                 DESCRIPTION OF PREFERRED SHARE PURCHASE RIGHTS

     In 1989, the Company adopted a Shareholder Rights Plan (the "Rights Plan") and declared a dividend of one Preferred Share Purchase Right (a "Right") for each outstanding share of Common Stock held of record at the close of business on August 7, 1989. Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Junior Participating Preferred Stock, without par value, at a purchase price of $90 per Unit.

     As distributed, the Rights will be attached to and will trade together with the Common Stock. They may be exercised or traded separately only after the earlier to occur of: (i) 10 days following a public announcement that a person or group of persons has obtained the right to acquire beneficial ownership of 15% or more of the outstanding Common Stock, or (ii) 10 Business days (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that would result in a person or group of persons beneficially owning 15% or more of the outstanding Common Stock. In the event that a person or group of persons acquires 15% or more of the outstanding Common Stock (with certain exceptions), each right will thereafter vest and entitle the holder to receive, upon exercise of the Right, Common Stock having a value equal to two times the exercise price of that Right. Additionally, if the Company is acquired in a merger or other business combination, or 50% or more of the Company's assets or earning power is sold or transferred, each Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of that Right.

     In connection with the Rights Plan, 800,000 shares of Junior Participating Preferred Stock were authorized for issuance upon exercise of the Rights.

     The Company may redeem the Rights at a price of $.01 per Right at any time until ten days following the date a person or group of persons acquires 15% of the Company's outstanding Common Stock. The Company may amend the Rights (other than the basic economic terms of the Rights) at any time without shareholder approval. The Rights will expire by their terms on August 7, 1999.

     Under the Rights Plan, MIM will not be deemed an acquiring person unless and until it becomes the beneficial owner of more than 33 1/3% of the shares of outstanding Common Stock.

     The existence of the Rights Plan and the Rights may, under certain circumstances discourage, delay or prevent a change in control of the Company.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Deposit Receipt, included as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event the Company so elects, the Depositary will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary that is a bank or trust company having its principal offices in the United States and having a combined capital surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). The Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

     Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of the Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF STOCK

     If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary Shares will be redeemed by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares will be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary.

VOTING DEPOSITED PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of the Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially prejudices any substantially existing right of the holders of the Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the record holders of a majority of the Depositary Shares then outstanding. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement may be terminated by the Company or by the Depositary only after (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into other Preferred Stock or Common Stock or has been exchanged for Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The Depositary will forward all reports and communications from the Company that are delivered to the Depositary and that the Company is required to furnish to the holders of the deposited Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities and the Convertible Debt Securities are to be issued under an Indenture dated as of October 1, 1994 (the "Indenture"), between the Company and Chemical Bank, as Trustee (the "Trustee"). The following summary statements with respect to the Debt Securities and the Convertible Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the detailed provisions of the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms are defined in the Indenture unless otherwise defined herein. Whenever any particular section of the Indenture or any term defined therein is referred to, such section or definition is incorporated herein by reference.

GENERAL

     The Debt Securities and the Convertible Debt Securities offered hereby will be limited to an aggregate initial offering price not to exceed U.S. $300,000,000 or its equivalent in any other currency or composite currency, determined at the applicable exchange rate at the time of sale. The Indenture does not limit the amount of Debt Securities or Convertible Debt Securities which can be issued thereunder and provides that additional Debt Securities or Convertible Debt Securities may be issued in one or more series thereunder up to the aggregate principal amount which may be authorized from time to time by the Company's Board of Directors. The Debt Securities will be unsecured senior obligations of the Company and will rank equally and ratably with all other unsecured unsubordinated indebtedness of the Company. The Convertible Debt Securities may be subordinated to the Senior Indebtedness.

     Reference is made to the Prospectus Supplement relating to the particular Debt Securities or Convertible Debt Securities offered thereby for the following terms, where applicable, of the Debt Securities or Convertible Debt Securities:
(i) the specific designation of the Debt Securities or Convertible Debt Securities; (ii) the denominations in which such Debt Securities or Convertible Debt Securities are authorized to be issued; (iii) the aggregate principal amount of such Debt Securities or Convertible Debt Securities; (iv) the date or dates on which the principal of such Debt Securities or Convertible Debt Securities will mature or the method of determining such date or dates; (v) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities or Convertible Debt Securities will be issued; (vi) the rate or rates (which may be fixed or variable) at which such Debt Securities or Convertible Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (vii) the times and places where principal of, premium, if any, and interest, if any, on such Debt Securities or Convertible Debt Securities will be payable; (viii) the date, if any, after which such Debt Securities or Convertible Debt Securities may be redeemed and the redemption prices; (ix) the date or dates on which interest, if any, will be payable and the record date or dates therefor or the method by which such date or dates will be determined; (x) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities or Convertible Debt Securities may be redeemed, in whole or in part, at the option of the Company; (xi) the obligation, if any of the Company to redeem or purchase such Debt Securities or Convertible Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities or Convertible Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (xii) the terms and conditions upon which conversion of such Convertible Debt Securities will be effected, including the conversion price, the conversion period and other conversion provisions in addition to or in lieu of those described below; (xiii) the currency or currency units for which such Debt Securities or Convertible Debt Securities may be purchased or in which such Debt Securities or Convertible Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities or Convertible Debt Securities will be payable and whether the Company or the holders of any such Debt Securities or Convertible Debt Securities may elect to receive payments in respect of such Debt Securities or Convertible Debt Securities in a currency or currency units other than that in which such Debt Securities or Convertible Debt Securities are stated to be payable; (xiv) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities or Convertible Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (xv) the person to whom any interest on any such Debt Security or Convertible Debt Security shall be payable if other than the person in whose name such Debt Security or Convertible Debt Security is registered on the applicable record date; (xvi) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities or Convertible Debt Securities; (xvii) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities or Convertible Debt Securities; (xviii) whether such Debt Securities or Convertible Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (xix) whether such Convertible Debt Securities shall be subordinated and subject to the right to prior payment in full of all Senior Indebtedness; and (xx) any other special terms pertaining to such Debt Securities or Convertible Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities or Convertible Debt Securities will not be listed on any securities exchange. Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Debt Securities or Convertible Debt Securities may be surrendered for payment or transferred at the offices of the Trustee as paying and authenticating agent, provided that payment of interest on Registered Securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. Payment of Debt Securities or Convertible Debt Securities in bearer form will be made at such paying agencies outside of the United States as the Company may appoint. (Sections 301 and 1002)

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities and Convertible Debt Securities will be issued in fully registered form without coupons in denominations set forth in the Prospectus Supplement. No service charge will be made for any transfer or exchange of such Debt Securities or Convertible Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305) Where Debt Securities and Convertible Debt Securities of any series are issued in bearer from, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities or Convertible Debt Securities and to payment on and transfer and exchange of such Debt Securities or Convertible Debt Securities will be described in the Prospectus Supplement. Bearer Debt Securities and Convertible Debt Securities will be transferrable by delivery. (Section 305)

     Some of the Debt Securities and Convertible Debt Securities may be issued at a discount (bearing no interest or interest at below market rates) ("Discount Securities") to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Debt Securities and Convertible Debt Securities or any Debt Securities and Convertible Debt Securities which are denominated in a currency or composite currency other than United States dollars will be described in the applicable Prospectus Supplement.

     The Prospectus Supplement for a particular series may indicate terms for redemption at the option of a Holder. Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities or Convertible Debt Securities (as the case may be) would not provide for redemption at the option of a Holder nor necessarily afford Holders thereof protection in the event of a highly leveraged or other transaction that may adversely affect such Holders.

RESTRICTIVE COVENANTS

Definitions.

     "Subsidiary" is defined to mean a corporation whose accounts are consolidated with those of the Company in accordance with generally accepted accounting principles. (Section 101)

     "Significant Subsidiary" is defined to mean any Subsidiary of the Company which owns a Principal Property and any Subsidiary which owns directly or indirectly stock of a Significant Subsidiary. (Section 101)

     "Consolidated Net Tangible Assets" is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles. (Section 101)

     "Funded Debt" is defined to mean all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower. (Section 101)

     "Principal Property" is defined to mean any smelters, refineries, mines, concentrators or other facilities, located within the present 50 states of the United States of America (other than its territories or possessions), owned by the Company or any Subsidiary and the gross book value of which (without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 3% of Consolidated Net Tangible Assets, other than any such facility or portion thereof which is pollution control or other equipment or facility financed by obligations issued by a State or local government unit and other than any smelters, refineries, mines, concentrators or facilities or any portions thereof which the Board of Directors of the Company declares by resolution are not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety. (Section 101)

     "Nonrecourse Obligations" is defined to mean indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not currently owned by the Company or any of its Significant Subsidiaries or (ii) the financing of the construction or improvement of equipment, mines or facilities involving the development of properties of the Company or any of its Significant Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the general corporate funds or the assets, in general, of the Company or any of its Significant Subsidiaries. (Section 1004)

     "Debt" is defined to mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed. (Section 1004)

     "Attributable Debt" is defined to mean as to any particular Capitalized Lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such Capitalized Lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such Capitalized Lease, as determined in good faith by the Company, compounded semi-annually. The net amount of rent required to be paid under any such Capitalized Lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any Capitalized Lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but shall not include any rent required to be paid under such Capitalized Lease subsequent to the first date upon which it may be so terminated. (Section 101)

     "Senior Indebtedness" is defined to mean all Debt of the Company, including principal and interest (and premium, if any) (including, without limitation, any interest that would accrue but for the occurrence of any event specified in paragraphs (6) and (7) of "-- Events of Default") on such Debt except (i) existing subordinated Debt Securities or subordinated Convertible Debt Securities, (ii) such indebtedness as is by its terms expressly stated to be junior in right of payment to the subordinated Debt Securities or subordinated Convertible Debt Securities, and (iii) such indebtedness as is by its terms expressly stated to rank pari passu with the subordinated Debt Securities or subordinated Convertible Debt Securities. (Section 101)

RESTRICTIONS ON SECURED DEBT (SECTION 1004)

     The Company has covenanted that it will not itself, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Debt secured after the date of the Indenture by pledge of, or mortgage or other lien on ("Mortgage"), any Principal Property of the Company or any Significant Subsidiary, or any shares of stock or Debt of any Significant Subsidiary without effectively providing that the Debt Securities or Convertible Debt Securities of all series issued pursuant to the Indenture (together with, if the Company shall so determine, any other Debt of the Company or such Significant Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities or Convertible Debt Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt, so long as such secured Debt shall be so secured, unless after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding which would otherwise be prohibited, plus all Attributable Debt of the Company and its Significant Subsidiaries in respect of sale and leaseback transactions (as defined in
"-- Restrictions on Sales and Leasebacks") occurring after the date of the Indenture which would otherwise be prohibited by the covenant described in
"-- Restrictions on Sales and Leasebacks", would not exceed 10% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

          (1) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Significant Subsidiary;

          (2) Mortgages in favor of the Company or any Significant Subsidiary;

          (3) Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute, or Mortgages for taxes, assessments or governmental charges or levies in each case (i) not then due and delinquent or (ii) the validity of which is being contested in good faith by appropriate proceedings, and materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other like Mortgages, or deposits to obtain the release of such Mortgages;

          (4) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or Debt or the completion of any such construction for the purpose of financing all or any part of the purchase price or construction cost thereof, provided that any such Mortgage shall only extend to the property acquired or constructed or property on which the acquired or constructed property is situated;

          (5) Mortgages securing obligations issued by a State, territory or possession of the United States of America, or any political subdivision of any of the foregoing, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, including, without limitation, Debt related to the financing of pollution control or other equipment or facilities financed by State or local government units;

          (6) Mortgages created in connection with a project financed, or assets acquired, with, and created to secure any Nonrecourse Obligations;

          (7) Production payments or other related rights of others to the output of mines, refineries, smelters, concentrators or production facilities, including project financings, with respect to any property or assets acquired, constructed or improved by the Company or a Subsidiary with the proceeds of such project financings or Mortgages to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real property, bids or contracts or to secure (or in lieu of) surety or appeal bonds and Mortgages made in the ordinary course of business for similar purposes; and

          (8) Any extension, renewal, refunding or replacement (or successive extensions, renewals, refundings or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (7), inclusive; provided, however, that (i) such extension, renewal, refunding or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed, refunded or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased.

RESTRICTIONS ON SALES AND LEASEBACKS (SECTION 1005)

     The Company has covenanted that it will not itself, and will not permit any Significant Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Significant Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such Significant Subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or such Significant Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor (each, a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such transactions occurring after the date of the Indenture and existing at such time plus all secured Debt then outstanding of the Company and its Significant Subsidiaries incurred after the date of the Indenture which would otherwise be prohibited by the covenant described in "-- Restrictions on Secured Debt" above, would not exceed 10% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, Attributable Debt with respect to any sale and leaseback transaction if:

          (1) the lease in such sale and leaseback transaction is for a period, including renewals, of not in excess of three years, or

          (2) such sale and leaseback transaction is entered into prior to, at the time of, or within 180 days after the later of the acquisition of the Principal Property to which such sale and leaseback transaction relates or the completion of construction thereon, or

          (3) the lease in such sale and leaseback transaction secures or relates to obligations issued by a State, territory or possession of the United States of America, or any political subdivision of any of the foregoing, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, including, without limitation, Debt related to the financing of pollution control or other equipment or facilities financed by State or local government units, or

          (4) such sale and leaseback transaction is entered into between the Company and a Significant Subsidiary or between Significant Subsidiaries, or

          (5) such sale and leaseback transaction is created in connection with a project financed, or assets acquired, with, and such obligation constitutes, a Nonrecourse Obligation, or

          (6) the Company or a Significant Subsidiary, within 180 days after the sale or transfer shall have been made by the Company or by any such Significant Subsidiary, applies an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following officers of the
     Company: the Chairman of the Board of Directors, the President, any Vice President, the Treasurer and the Controller) to (x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such sale) which will constitute Principal Property or (y) the retirement of Funded Debt of the Company or any Significant Subsidiary; provided, however, that the amount to be applied to the retirement of Funded Debt of the Company or any Significant Subsidiary shall be reduced by (i) the principal amount of any Funded Debt (including the Debt Securities or Convertible Debt Securities of any series) of the Company or any Significant Subsidiary (or, if the Debt Securities or Convertible Debt Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with
     Section 502 of the Indenture), delivered within 180 days after such sale to the Trustee or other applicable trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than any Funded Debt referred to in the immediately preceding clause (i) of this proviso, voluntarily retired by the Company or a Significant Subsidiary within 180 days after such sale; and provided, further, that, notwithstanding the foregoing, no retirement referred to in this clause (y) may be effected by payment at Maturity or pursuant to any mandatory sinking fund payment or any mandatory redemption provision.

SUBORDINATION

     The Convertible Debt Securities may be subordinated and junior in right of payment, to the extent set forth in the applicable Prospectus Supplement, to all "Senior Indebtedness" of the Company as defined in the applicable Prospectus Supplement.

EVENTS OF DEFAULT (SECTION 501)

     The following are Events of Default with respect to Debt Securities or Convertible Debt Securities of each series:

          (1) default in the payment of the principal of, or any premium on, any of the Debt Securities or Convertible Debt Securities of such series as and when the same shall become due and payable either at stated maturity, upon redemption, by declaration or otherwise; or

          (2) default in the payment of any installment of interest, if any, upon any of the Debt Securities or Convertible Debt Securities of such series as and when it shall become due and payable, and continuance of such default for a period of 30 days; or

          (3) default in the payment of any sinking fund payment, when and as due and payable by the terms of the Debt Securities or Convertible Debt Securities of such series; or

          (4) default in the performance, or breach, of any covenant or agreement of the Company in the Indenture or the Debt Securities or Convertible Debt Securities of such series (other than a covenant or agreement a default in the performance or a breach of which is otherwise specified as an Event of Default or which has expressly been included in the Indenture and designated as being solely for the benefit of series of Debt Securities or Convertible Debt Securities other than such series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Debt Securities or Convertible Debt Securities of such series then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

          (5) a default under any Debt in excess of $25,000,000 of the Company or any Significant Subsidiary (including a default with respect to Debt Securities or Convertible Debt Securities of any series other than such series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any such indebtedness for money borrowed by the Company or any Significant Subsidiary (including the Indenture), whether such indebtedness is existing or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such involuntary acceleration having been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities or Convertible Debt Securities of such series then outstanding a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture; provided, however, that, if such default shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without any action on the part of the Trustee or any of the holders; or

          (6) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law then or thereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for all or substantially all of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          (7) the Company shall commence a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law then or thereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for all or substantially all of its property, or make any general assignment for the benefit of creditors; or

          (8) any other Event of Default provided with respect to Debt Securities or Convertible Debt Securities of such series.

ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT

     If an Event of Default with respect to Debt Securities or Convertible Debt Securities of any series at the time outstanding occurs and is continuing, then, and in each and every such case, unless the principal of all of the Debt Securities or Convertible Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities or Convertible Debt Securities of such series then outstanding, by notice in writing to the Company (and to the Trustee if given by holders), may declare the entire principal amount (or, if the Debt Securities or Convertible Debt Securities of such series are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal as may be specified in the terms of such series) of all of the Debt Securities or Convertible Debt Securities of such series and any premium and interest accrued thereon to be due and payable immediately, and upon any such declaration such principal amount (or specified amount) and any premium and interest accrued thereon shall become immediately due and payable.

     However, at any time after a declaration of acceleration with respect to Debt Securities or Convertible Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

     Reference is made to the Prospectus Supplement relating to each series of Debt Securities or Convertible Debt Securities which are Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities or Convertible Debt Securities of that series. (Section
512)

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1006)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series affected thereby (each such series voting as a single class); provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal, or any installment of principal of or interest on, any Debt Security or Convertible Debt Security, (b) reduce the principal amount thereof, or reduce any premium thereof or change the time of payment of any premium thereon, (c) reduce the rate or change the time of payment of interest thereon, if any, (d) reduce any amount payable on redemption of any such Security (if any), (e) reduce the Overdue Rate thereof, (f) change the place or currency of payment of principal of, or any premium or interest thereon, (g) reduce the amount of principal of any Discount Security payable upon acceleration of the Maturity thereof or the amount thereof provable in bankruptcy, (h) impair, if applicable, any right of repayment at the option of the Holder, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or Convertible Debt Security, or (j) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (k) alter or impair the right of any Holder to convert Securities of any series, if applicable, at the rate and upon the terms established pursuant to the Indenture. (Section 902)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Debt Securities or Convertible Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1007) The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Debt Securities or Convertible Debt Securities of that series waive any past default under the Indenture with respect to Debt Securities or Convertible Debt Securities of that series, except a default not theretofore cured in the payment of the principal of (or premium, if any) or interest on any Debt Securities or Convertible Debt Securities of that series or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected. (Section 513)

     The Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the Holders of any of the Debt Securities or Convertible Debt Securities in order
(i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series of Debt Securities or Convertible Debt Securities; (iv) to add to, change or eliminate any provision affecting Debt Securities or Convertible Debt Securities not yet issued; (v) to secure the Debt Securities or Convertible Debt Securities; (vi) to establish the form or terms of Debt Securities or Convertible Debt Securities; (vii) to evidence and provide for a successor Trustee; and (viii) to cure any ambiguity or correct any mistake or to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any Holder of Debt Securities or Convertible Debt Securities of any series. (Section 901)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate or merge with or into, or transfer or lease all or substantially all its assets to, any Person, and any other Person may not consolidate or merge with or into, the Company, unless (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases all or substantially all the assets of the Company is organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the Company's obligations under the Debt Securities or Convertible Debt Securities and under the Indenture, (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing (provided that a transaction will only be deemed to be in violation of this condition (ii) as to any series of Debt Securities or Convertible Debt Securities as to which such Event of Default or such event shall have occurred and be continuing), and (iii) certain other conditions are met.

SATISFACTION, DISCHARGE, AND DEFEASANCE PRIOR TO MATURITY OR REDEMPTION

Covenant Defeasance of any Series

     If the Company shall deposit with the Trustee, in trust, at or before maturity or redemption of the Debt Securities or Convertible Debt Securities of any series, money and/or Government Obligations in such amounts and maturing at such times such that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay when due the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on such series of Debt Securities or Convertible Debt Securities at the Stated Maturity of such principal or installment of principal or interest, as the case may be, then the Company may omit to comply with certain of the terms of the Indenture with respect to that series of Debt Securities or Convertible Debt Securities, including the restrictive covenants described above, and the Events of Default described in clauses (4) and (5) under "Events of Default" above shall not apply. Defeasance of Debt Securities or Convertible Debt Securities of any series is subject to the satisfaction of certain conditions, including among others: (1) the absence of an Event of Default or event which, with notice or lapse of time, would become an Event of Default at the date of the deposit, (2) the delivery to the Trustee by the Company of an Opinion of Counsel to the effect that Holders of the Debt Securities or Convertible Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, (3) such covenant defeasance will not cause any Debt Securities or Convertible Debt Securities of such series then listed on any nationally recognized securities exchange to be delisted, (4) that such covenant defeasance will not result in a breach of, or constitute a default under, any instrument by which the Company is bound and (5) such covenant defeasance shall not cause the Trustee for the Securities of such series to have conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company. If indicated in the Prospectus Supplement relating to a series of Debt Securities or Convertible Debt Securities, in addition to the obligations of the United States of America or obligations guaranteed by the United States of America, Government Obligations may include obligations of the government, and obligations guaranteed by such government, issuing the currency or currency unit in which Debt Securities or Convertible Debt Securities of such series are payable. (Section 1304)

Defeasance of any Series

     Upon the deposit of money or securities as contemplated in the preceding paragraph and the satisfaction of certain other conditions, the Company may also omit to comply with its obligation duly and punctually to pay the principal of (and premium, if any) and interest on a particular series of Debt Securities or Convertible Debt Securities, and any Events of Default with respect thereto shall not apply, and thereafter, the Holders of Debt Securities or Convertible Debt Securities of such series shall be entitled only to payment out of the money or securities deposited with the Trustee. (Section
1304) Such conditions include among others: (1) the absence of an Event of Default or event which, with notice or lapse of time, would become an Event of Default at the date of the deposit, (2) the delivery to the Trustee by the Company of an Opinion of Counsel, which refers to or is based on a ruling of the Internal Revenue Service or a change in the applicable Federal income tax law occurring after the date of the Indenture, to the effect that Holders of the Debt Securities or Convertible Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance, and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, (3) such defeasance will not cause any Debt Securities or Convertible Debt Securities of such series then listed on any nationally recognized securities exchange to be delisted, (4) that such defeasance will not result in a breach of, or constitute a default under, any instrument by which the Company is bound and (5) such defeasance shall not cause the Trustee for the Securities of such series to have a conflicting interest for the purpose of the Trust Indenture Act with respect to any securities of the Company. (Section 1304)

Federal Income Tax Consequences

     Under current Federal income tax law, the deposit and defeasance described above under "Covenant Defeasance of any Series" will not result in a taxable event to any Holder of Debt Securities or Convertible Debt Securities or otherwise affect the Federal income tax consequences of an investment in Debt Securities or Convertible Debt Securities of any series.

     The Federal income tax treatment of the deposit and defeasance described above under "Defeasance of any Series" is not clear. A deposit and defeasance may be treated as a taxable exchange of such Debt Securities or Convertible Debt Securities for beneficial interests in the trust consisting of the deposited money or securities. In that event, a Holder of Debt Securities or Convertible Debt Securities would be required to recognize gain or loss equal to the difference between the Holder's adjusted basis for the Debt Securities or Convertible Debt Securities and the fair market value of the Holder's beneficial interest in such trust. Thereafter, such Holder would be required to include in income a share of the income, gain, and loss of the trust. As described above, it is a condition to such a deposit and defeasance that the Company obtain an opinion of tax counsel to the effect that such deposit and defeasance will not alter the Holder's tax consequences that would have been applicable in the absence of the deposit and defeasance. Purchasers of the Debt Securities or Convertible Debt Securities should consult their own advisers with respect to the tax consequences to them of such deposit and defeasance, including the applicability and effect of tax laws other than Federal income tax law.

CONVERTIBLE DEBT SECURITIES

     The following provisions will apply to Convertible Debt Securities, unless otherwise provided in the applicable Prospectus Supplement for such Convertible Debt Securities. The holder of any Convertible Debt Securities will have the right exercisable at any time prior to maturity, or prior to such other date as may be specified in the applicable Prospectus Supplement, unless previously redeemed by the Company, to convert such Convertible Debt Securities into shares of Common Stock or Preferred Stock of the Company at the conversion price set forth in the applicable Prospectus Supplement, subject to adjustment. The holder of Convertible Debt Securities may convert any portion thereof which is $1,000 or any integral multiple of $1,000. In the case of Convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption unless the Company shall default in payment of the redemption price, except that in the case of redemption at the option of the holder thereof, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of such option. (Section 1402) In certain events, the conversion price will be subject to adjustment as set forth in the applicable Prospectus Supplement. Fractional shares of Common Stock or Preferred Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price for the Common Stock or Preferred Stock. (Section 1406)

Subordination of Convertible Debt Securities

     The obligation of the Company to make payment on account of the principal of, and premium, if any, and interest on the Convertible Debt Securities may be subordinated and junior in right of payment, to the extent and in the manner set forth in the Prospectus Supplement relating to any Convertible Debt Securities, to the prior payment in full of all Senior Indebtedness of the Company.

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding-up total or partial liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, whether voluntary or involuntary, or (b) that
(i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness in an amount in excess of $25,000,000 or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (iii) separately with respect to each series of Securities, if immediately after giving effect to any payment of principal, premium, if any, or interest on such series of Securities there would occur an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on any subordinated Convertible Debt Securities shall have been declared due and payable upon an Event of Default pursuant to the Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made, in accordance with the relevant Senior Indebtedness, for such payment in money or money's worth, before the holders of any of the subordinated Convertible Debt Securities are entitled to receive any payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such subordinated Convertible Debt Securities or any cash payments to repurchase such subordinated Convertible Debt Securities at the option of the holders thereof or otherwise. By reason of such subordination, in the event of insolvency, creditors of the Company (including holders of subordinated Convertible Debt Securities) who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness.

REGARDING THE TRUSTEE

     The Indenture, by reference to Section 315 of the Trust Indenture Act, provides that, except during the continuance of an Event of Default, the Trustee shall perform only such duties as are specifically set forth in the Indenture. During the continuance of any Event of Default, the Trustee shall exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee may acquire and hold Debt Securities or Convertible Debt Securities and, subject to certain conditions, otherwise deal with the Company as if it were not the Trustee under the Indenture. (Section 605)

     The Company maintains deposit accounts and conducts other banking transactions with the Trustee in the ordinary course of the Company's business.

                            DESCRIPTION OF WARRANTS

DEBT WARRANTS

     The Company may issue, together with other Securities or separately, Debt Warrants for the purchase of Debt Securities or Convertible Debt Securities. The Debt Warrants are to be issued under Debt Warrant Agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as Debt Warrant Agent (the "Debt Warrant Agent"), all as to be set forth in a Prospectus Supplement relating to Debt Warrants. A copy of the form of Debt Warrant Agreement, including the form of Warrant Certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement of which this Prospectus forms part. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain capitalized terms not defined herein.

     General. Reference is made to the applicable Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities or Convertible Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants;
(2) the designation and terms of any related Debt Securities or Convertible Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security or Convertible Debt Security; (3) the date, if any, on and after which such Debt Warrants and the related Debt Securities or Convertible Debt Securities will be separately transferable; (4) the principal amount of Debt Securities or Convertible Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities or Convertible Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (6) if the Debt Securities or Convertible Debt Securities purchasable upon exercise of such Debt Warrants are original issue discount Debt Securities, a discussion of Federal income tax considerations applicable thereto; and (7) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities or Convertible Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities or Convertible Debt Securities purchasable upon such exercise.

     Exercise of Debt Warrants. Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities or Convertible Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Debt Warrants will become void.

     Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities or Convertible Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such

Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

COMMON STOCK WARRANTS

     The Company may issue, together with other securities or separately, Common Stock Warrants for the purchase of Common Stock. The Common Stock Warrants are to be issued under Common Stock Warrant Agreements (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as Common Stock Warrant Agent (the "Common Stock Warrant Agent"), all as to be set forth in the applicable Prospectus Supplement relating to Common Stock Warrants in respect of which this Prospectus is being delivered. A copy of the form of Common Stock Warrant Agreement, including the form of Warrant Certificates representing the Common Stock Warrants (the "Common Stock Warrant Certificates") reflecting the provisions to be included in the Common Stock Warrant Agreements that will be entered into with respect to particular offerings of Common Stock Warrants, is filed as an exhibit to the Registration Statement of which this Prospectus forms part. The following summaries of certain provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificates, respectively, including the definitions therein of certain capitalized terms not defined herein.

     General. Reference is made to the applicable Prospectus Supplement for the terms of Common Stock Warrants in respect of which this Prospectus is being delivered, the Common Stock Warrant Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates representing such Common Stock Warrants, including the following: (1) the offering price of such Common Stock Warrants, if any; (2) the procedures and conditions relating to the exercise of such Common Stock Warrants; (3) the number of shares of Common Stock purchasable upon exercise of each Common Stock Warrant and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire; (5) a discussion of U.S. Federal income tax considerations applicable to the exercise of Common Stock Warrants; (6) call provisions of such Common Stock Warrants, if any; and (7) any other terms of the Common Stock Warrants.

     Prior to the exercise of their Common Stock Warrants, holders of the Common Stock Warrants will not have any of the rights of holders of the Common Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Common Stock purchasable upon such exercise.

     Exercise of Stock Warrants. Each Common Stock Warrant will entitle the holder to purchase for cash such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Common Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Common Stock Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Common Stock Warrants will become void.

     Common Stock Warrants may be exercised as to be set forth in the applicable Prospectus Supplement relating to the Common Stock Warrants in respect of which this Prospectus is being delivered. Upon receipt of payment and the Common Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

     Antidilution Provisions. Unless otherwise specified in the applicable Prospectus Supplement, the exercise price payable and the number of shares purchasable upon the exercise of each Common Stock Warrant will be subject to adjustment in certain events, including (1) the issuance of a stock dividend to holders of Common Stock or a combination, subdivision or reclassification of Common Stock; (2) the issuance of rights, warrants or options to all holders of Common Stock entitling the holders thereof to purchase Common Stock for an aggregate consideration per share less than the current market price per share of the Common Stock; or (3) any distribution by the Company to the holders of its Common Stock of evidences of indebtedness of the Company or of assets (excluding cash dividends or distributions payable out of capital surplus and dividends and distributions referred to in (1) above). No fractional shares will be issued upon exercise of Common Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable.

PREFERRED STOCK WARRANTS

     The Company may issue, together with other securities or separately, Preferred Stock Warrants for the purchase of Preferred Stock or Convertible Preferred Stock. The Preferred Stock Warrants are to be issued under Preferred Stock Warrant Agreements (each a "Preferred Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as Preferred Stock Warrant Agent (the "Preferred Stock Warrant Agent"), all as to be set forth in the applicable Prospectus Supplement relating to the Preferred Stock Warrants in respect of which this Prospectus is being delivered. A copy of the form of Preferred Stock Warrant Agreement, including the form of Warrant Certificates representing the Preferred Stock Warrants (the "Preferred Stock Warrant Certificates") reflecting the provisions to be included in the Preferred Stock Warrant Agreements that will be entered into with respect to particular offerings of Preferred Stock Warrants, is filed as an exhibit to the Registration Statement of which this Prospectus forms part. The following summaries of certain provisions of the Preferred Stock Warrant Agreement and the Preferred Stock Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Preferred Stock Warrant Agreement and the Preferred Stock Warrant Certificates, respectively, including the definitions therein of certain capitalized terms not defined herein.

     General. Reference is made to the applicable Prospectus Supplement for the terms of Preferred Stock Warrants in respect of which this Prospectus is being delivered, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (1) the offering price of such Preferred Stock Warrants, if any; (2) the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (3) the number of shares of Preferred Stock or Convertible Preferred Stock purchasable upon exercise of such Preferred Stock Warrant and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire; (5) a discussion of the U.S. Federal income tax considerations applicable to the exercise of Preferred Stock Warrants; (6) call provisions of such Preferred Stock Warrants, if any; and (7) any other terms of the Preferred Stock Warrants.

     Prior to the exercise of their Preferred Stock Warrants, holders of Preferred Stock Warrants will not have any of the rights of holders of the Preferred Stock or Convertible Preferred Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Preferred Stock or Convertible Preferred Stock purchasable upon such exercise.

     Exercise of Stock Warrants. Each Preferred Stock Warrant will entitle the holder to purchase for cash such number of shares of Preferred Stock or Convertible Preferred Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Stock Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Preferred Stock Warrants will become void.

     Preferred Stock Warrants may be exercised as to be set forth in the applicable Prospectus Supplement relating to the Preferred Stock Warrants in respect of which this Prospectus is being delivered. Upon receipt of payment and the Preferred Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock purchasable upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of Preferred Stock Warrants.

CURRENCY WARRANTS

     The Company may issue, together with Debt Securities or Debt Warrants or separately, Currency Warrants either in the form of Currency Put Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars. The spot exchange rate of the applicable Base Currency, upon exercise, as compared to the U.S. dollar, will determine whether the Currency Warrants have a Cash Settlement Value on any given day prior to their expiration.

     The Currency Warrants are to be issued under a Currency Warrant Agreement to be entered into between the Company and a bank or trust company, as Currency Warrant Agent (the "Currency Warrant Agent"), all as to be set forth in the applicable Prospectus Supplement. A copy of the form of Currency Warrant Agreement, including the forms of global Warrant Certificates representing the Currency Put Warrants and Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreement that will be entered into with respect to particular offerings of Currency Warrants, is filed as an exhibit to the Registration Statement of which this Prospectus forms part. The description of the Currency Warrants contained herein and the following summaries of certain provisions of the Currency Warrant Agreement and the Currency Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreement and the Currency Warrant Certificates, respectively, including the definitions therein of certain capitalized terms not defined herein.

     General. Reference is made to the applicable Prospectus Supplement for the terms of Currency Warrants in respect of which this Prospectus is being delivered, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants will be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the Cash Settlement Value, if any, of each Currency Warrant; (3) the procedures and conditions relating to the exercise of such Currency Warrants; (4) the circumstances which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; and (6) the date on which the right to exercise such Currency Warrants will commence and the date on which such right will expire.

     Book-Entry Procedures and Settlement. Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling holder's brokerage firm.

     Exercise of Currency Warrants. Each Currency Warrant will entitle the holder to receive the Cash Settlement Value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If not exercised prior to 3:00 p.m., New York City time, on the fifth New York Business Day preceding the expiration date, Currency Warrants will be deemed automatically exercised on the expiration date.

                              CORPORATE PROVISIONS

CERTIFICATE OF INCORPORATION AND BY-LAWS

     The Company's Restated Certificate of Incorporation (the "Certificate") and By-laws ("By-laws") provide for the classification of the Company's Board of Directors into three classes to be elected to staggered three-year terms; limitations on the shareholders' ability to nominate individuals for election as directors; and the inclusion of provisions which require that special meetings of shareholders may only be called by the Chairman of the Board, the President or the Board pursuant to a resolution approved by a majority of the entire Board.

     The Certificate also provides that the affirmative vote of the holders of at least 80% of the outstanding shares of all classes of capital stock entitled to vote, considered as one class, is required to authorize the Company to enter into certain transactions with any individual, corporation or other person that is the beneficial owner of more than 10% of the outstanding shares of any class of capital stock of the Company. Beneficial ownership of shares by a person includes shares which such person has the right to acquire by agreement or by exercise of warrants, options or other rights, shares so owned by others with which such person has an agreement with respect to the acquisition, holding, voting or disposition of Asarco capital stock or assets, or shares owned by "affiliates" or "associates" of such person (as such terms are defined in the rules and regulations of the Commission). The transactions with a 10% beneficial owner that are subject to such special shareholder approval requirements include: (a) any merger or consolidation of the Company or of any subsidiary of the Company with or into such beneficial owner, (b) any sale, lease, exchange or other disposition of all or any material part of the assets of the Company or of any subsidiary of the Company to or with such beneficial owner, and (c) any issuance or transfer of securities of the Company to such beneficial owner. The special shareholder approval described in this paragraph does not apply to any agreement for the merger of any subsidiary of the Company with the Company if the Company is the surviving corporation. No amendment to the provisions of the Company's Certificate outlined in this paragraph may be made without the affirmative vote of the holders of at least 80% of the outstanding shares of all classes of voting stock entitled to vote, considered as one class.

     In addition to any vote required by law or by provisions outlined in the preceding paragraph, the Certificate provides that a majority of the Continuing Directors (as defined) of the Company must approve certain transactions, including transactions between the Company and any person (or any affiliate or associate of such person) who at the time of the transaction or during the preceding two years was the beneficial owner of 10% or more of the voting stock of the Company or who has announced the intention of becoming the beneficial owner of such stock (such person is referred to as an "interested shareholder"). A "Continuing Director" is defined to include the current members of the Board of Directors and any future members who are not affiliates or associates of an interested shareholder at the time of the transaction and who either became a member of the Board before the interested shareholder became or threatened to become a beneficial owner of 10% of the voting stock or who was nominated or elected by a majority of the other Continuing Directors. The transactions with an interested shareholder that are subject to the approval of the Continuing Directors include: (a) the sale or other disposal of assets or securities to an interested shareholder or any other arrangement for the benefit of an interested shareholder where the assets or securities sold or disposed of have a fair market value of more than $10,000,000 or 1% of the book value of the Company's consolidated total assets; (b) any arrangement pursuant to which the interested shareholder or parties related to such interested shareholder would have any management responsibility over the Company's affairs, other than as a director;
(c) the adoption of any plan or proposal for the liquidation or dissolution of the Company or any amendment to the Company's By-laws; and (d) any reclassification of securities, recapitalization or other transaction which has the effect, directly or indirectly, of increasing an interested shareholder's proportionate share of the outstanding capital stock of the Company or a subsidiary. No amendment to the provision of the Company's Certificate outlined in this paragraph may be made without the affirmative vote of the holders of at least 80% of the outstanding voting stock of the Company and the holders of at least a majority of the voting stock who are not affiliated or associated with the interested shareholder. By act of the Continuing Directors, the Board is empowered to waive the requirement that such 80% approval and majority approval be obtained.

     The Company's Board of Directors believes that the provisions described above will help assure that all of the Company's shareholders will be treated similarly if certain kinds of business combinations are effected. However, these provisions also may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, and may make it more difficult to accomplish certain transactions that are opposed by the incumbent Board of Directors.

NEW JERSEY LAW AND OTHER LIMITATIONS UPON TRANSACTIONS WITH "INTERESTED SHAREHOLDERS"

     The New Jersey Business Corporation Act provides that in determining whether a proposal or offer to acquire a corporation is in the best interest of the corporation, the Board of Directors may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the proposed action on the corporation's employees, suppliers, creditors and customers, (b) the effects on the community in which the corporation operates and (c) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation. The statute further provides that if, based on these factors, the Board of Directors determines that any such offer is not in the best interest of the corporation, it may reject the offer. These provisions may make it more difficult for a shareholder to challenge the Board of Directors' rejection of, and may facilitate the Board of Directors' rejection of, an offer to acquire the Company.

     The Company is also subject to the New Jersey Shareholders Protection Act (the "Protection Act"), which prohibits certain New Jersey corporations from engaging in business combinations (including mergers, consolidations, significant asset dispositions and certain stock issuances) with any Interested Shareholder (defined to include, among others, any person that becomes a beneficial owner of 10% or more of the affected corporation's voting power) for five years after such person becomes an Interested Shareholder, unless the business combination is approved by the Board of Directors prior to the date the shareholder became an Interested Shareholder. In addition, the Protection Act prohibits any business combination at any time with an Interested Shareholder other than a transaction that (i) is approved by the Board of Directors prior to the date the Interested Shareholder became an Interested Shareholder, or (ii) is approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by the Interested Shareholder, or (iii) satisfies certain "fair price" and related criteria.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company has a shareholder-approved By-law provision requiring it to indemnify its directors and officers to the fullest extent permitted in certain circumstances, to advance expenses, to maintain insurance and to follow certain other procedures. Provisions of the Certificate eliminate the personal monetary liability of directors and officers for breaches of duty, except for (i) breaches of such person's duty of loyalty, (ii) those instances where such person is found not to have acted in good faith or in knowing violation of law and (iii) those instances where such person received an improper personal benefit as the result of such breach.

TRANSFER AGENT

     The transfer agent for the Common Stock is The Bank of New York.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company and the Selling Stockholder may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     The Preferred Stock, the Convertible Debt Securities, the Debt Securities, the Depositary Shares and the Warrants will each be a new issue of Securities ("New Issues") with no established trading market. Underwriters and agents to whom New Issues are sold by the Company for public offering and sale may make a market in such New Issues, but such underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the New Issues.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act, or to contribution with respect to payments required to be made in respect thereof.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                    EXPERTS

     The financial statements and financial statement schedules included in the latest Annual Report of the Company on Form 10-K incorporated herein by reference, have been audited by Coopers & Lybrand, independent accountants, as stated in their report included in such Form 10-K, and have been incorporated by reference herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     With respect to any unaudited interim financial information included in the Company's Quarterly Reports on Form 10-Q, that are or will be incorporated herein by reference, Coopers & Lybrand applies limited procedures in accordance with professional standards for reviews of such information. As stated in any of its reports that are included in the Company's Quarterly Reports on Form 10-Q that are or will be incorporated herein by reference, Coopers & Lybrand did not audit and did not express an opinion on such interim financial information. Accordingly, the degree of reliance on any of its reports on such information should be restricted in light of the limited nature of the review procedures applied. Coopers & Lybrand has advised the Company that it is not subject to the liability provisions of Section 11 of the Act for any of its reports on such unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                 LEGAL MATTERS

     The validity of the issuance of the Securities offered hereby will be passed upon for the Company by White & Case, New York, New York, and certain legal matters will be passed upon by Augustus B. Kinsolving, General Counsel of the Company, and for the underwriters, if any, by Cravath, Swaine & Moore, New York, New York.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the issuance of the securities being registered hereby are estimated as follows:

    Registration fee......................................................    $217,022.89
    Accounting fees and expenses..........................................     100,000.00*
    Legal fees and expenses...............................................     250,000.00*
    Blue Sky and Legal Investment fees and expenses.......................       5,000.00*
    Transfer Agent's fees and expenses....................................       5,000.00*
    Printing expenses.....................................................     110,000.00*
    Miscellaneous.........................................................       2,977.11*
                                                                              -----------
         Total............................................................    $690,000.00*
                                                                               ==========

- ---------------

* Subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 9 of the Certificate of Incorporation of the Company provides as follows:

          "9. This corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of this corporation or serves or served any other enterprise as a director, officer or employee at the request of this corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person."

     In April 1987, the Company adopted and its shareholders approved a By-law amendment which requires it to indemnify directors and officers in certain circumstances, to advance certain expenses, to obtain indemnification insurance and to follow specific procedures for determining whether a director or officer has met applicable standards of conduct. The By-law amendment also establishes a statute of limitations for certain actions against directors and officers. These provisions in the Certificate of Incorporation and By-laws are permitted under
Section 14A:3-5 of the New Jersey Business Corporation Act, set forth below.

     Section 14A:3-5 of the New Jersey Business Corporation Act governs the indemnification of directors, officers and employees of the Company. The following is the text of the Section which became effective February 4, 1989:

          "(1) As used in this section,

             (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

             (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

             (c) "Expenses" means reasonable costs, disbursements and counsel fees;

             (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

             (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

             (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          "(2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

             (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

             (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

          "(3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

          "(4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

          "(5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

             (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

             (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

             (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

          "(6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

          "(7)(a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

             (i) may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

             (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

          (b) Application for such indemnification may be made

             (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

             (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

             The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other person as it may designate in such manner as it may require.

          "(8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

          "(9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

          "(10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

          "(11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

          "(12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding."

     The Company has various insurance policies, which became effective April 15, 1994, insuring directors and officers against certain liabilities they may incur, including liabilities under the Securities Act of 1933, as amended. The policies provide coverage for claims not reimbursed by the Company up to an aggregate limit of $75 million without deductible. For claims which are reimbursed by the Company, the policies provide coverage up to $75 million with a deductible of $1 million. These policies remain in effect.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENTS
- ------         -------------------------------------------------------------------------------
  1.1    Form of Underwriting Agreement between the Company and the underwriters named therein for Common Stock, Preferred Stock, Convertible Preferred Stock, Debt Securities,
         Convertible Debt Securities, Depositary Shares and Warrants.
  1.2    Form of Underwriting Agreement among the Company, MIM and the underwriters named therein for Common Stock.*
  3.1    Certificate of Incorporation
         (a)   Certificate of Incorporation -- restated, filed May 4, 1970
               (Filed as an Exhibit to the Company's 1980 Annual Report on Form 10-K and
               incorporated herein by reference)
         (b)   Certificate of Amendment to the Certificate of Incorporation effective April
               23, 1975
               (Filed as an Exhibit to the Company's 1980 Annual Report on Form 10-K and
               incorporated herein by reference)
         (c)   Certificate of Amendment of Certificate of Incorporation executed April 14,
               1981
               (Filed as an Exhibit to the Post-Effective Amendment No. 8 to Registration
               Statement No. 2-47616, filed April 30, 1981 and incorporated herein by reference)
         (d)   Certificate of Amendment of Restated Certificate of Incorporation filed on May
               6, 1985
               (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the
               quarter ended March 31, 1985 and incorporated herein by reference)
         (e)   Certificate of Amendment of Certificate of Incorporation filed July 21, 1986
               (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the
               quarter ended June 30, 1986 and incorporated herein by reference)

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENTS
- ------         -------------------------------------------------------------------------------
         (f)   Certificate of Amendment of Restated Certificate of Incorporation, as amended, filed April 22, 1987
               (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and
               incorporated herein by reference)
         (g)   Statement of Cancellation filed July 31, 1987 whereby 155,000 shares of Series
               A Cumulative Preferred Stock and 862,500 shares of $9.00 Convertible
               Exchangeable Preferred Stock were cancelled
               (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and
               incorporated herein by reference)
         (h)   Statement of Cancellation filed November 20, 1987 whereby 1,026,900 shares of
               Series A Cumulative Preferred Stock were cancelled
               (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and
               incorporated herein by reference)
         (i)   Statement of Cancellation filed December 18, 1987 whereby 1,250,000 shares of
               Series B Cumulative Convertible Preferred Stock were cancelled
               (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and
               incorporated herein by reference)
         (j)   Statement of Cancellation filed March 3, 1988 whereby 27,000 shares of Series A
               Cumulative Preferred Stock were cancelled
               (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and
               incorporated herein by reference)
         (k)   Certificate of Amendment of Restated Certificate of Incorporation, as amended, filed August 7, 1989
               (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the
               quarter ended June 30, 1989 and incorporated herein by reference)
  3.2    By-Laws as last amended on June 26, 1991
         (Filed as an Exhibit to the Company's 1991 Annual Report on Form 10-K and
         incorporated herein by reference)
  4.1    Form of Indenture between the Company and Chemical Bank, as Trustee, for Debt
         Securities and Convertible Debt Securities
  4.2    Form of Deposit Agreement between the Company and the Depositary, for Depositary
         Shares and Depositary Receipts
  4.3    Form of Common Stock Warrant Agreement
  4.4    Form of Preferred Stock Warrant Agreement
  4.5    Form of Debt Warrant Agreement
  4.6    Form of Currency Warrant Agreement
  5.1    Opinion of White & Case
 12.1    Statement re Computation of Consolidated Ratio of Earnings to Fixed Charges and
         Combined Fixed Charges and Preferred Share Dividend Requirements
 15.1    Letter re Unaudited Interim Financial Information
 23.1    Consent of Coopers & Lybrand
 23.2    Consent of White & Case (contained in its opinion filed as Exhibit 5.1)
 25.1    Statement of Eligibility of Trustee

- ---------------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of October, 1994.

                                          ASARCO INCORPORATED


                                          By:  /s/  RICHARD DE J. OSBORNE
                                               --------------------------
                                               Richard de J. Osborne
                                               Chairman of the Board,
                                               Chief Executive Officer and
                                               President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints and hereby authorizes Kevin R. Morano and Augustus B. Kinsolving, and each of them, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES STATED BELOW ON THE 12TH DAY OF OCTOBER, 1994.

              SIGNATURE                                TITLE                        DATE
- -------------------------------------  -------------------------------------   ---------------
  /s/  RICHARD DE J. OSBORNE           Chairman of the Board, Chief            October 12, 1994
- -------------------------------------  Executive Officer and President
  (Richard de J. Osborne)

  /s/  KEVIN R. MORANO                 Vice President, and Chief Financial     October 12, 1994
- -------------------------------------  Officer (Principal Financial Officer)
  (Kevin R. Morano)

  /s/  RONALD J. O'KEEFE               Controller (Principal Accounting        October 12, 1994
- -------------------------------------  Officer)
  (Ronald J. O'Keefe)

  /s/  WILLARD C. BUTCHER              Director                                October 12, 1994
- -------------------------------------
  (Willard C. Butcher)

  /s/  JAMES C. COTTING                Director                                October 12, 1994
- -------------------------------------
  (James C. Cotting)

                                       Director
- -------------------------------------
  (Norman C. Fussell)

                                       Director
- -------------------------------------
  (David C. Garfield)

              SIGNATURE                                TITLE                        DATE
- -------------------------------------  -------------------------------------   ---------------
  /s/  DR. E. GORDON GEE               Director                                October 12, 1994
- -------------------------------------
  (Dr. E. Gordon Gee)

  /s/  HARRY HOLIDAY, JR.              Director                                October 12, 1994
- -------------------------------------
  (Harry Holiday, Jr.)

  /s/  JAMES W. KINNEAR, III           Director                                October 12, 1994
- -------------------------------------
  (James W. Kinnear, III)

  /s/  FRANCIS R. MCALLISTER           Executive Vice President and Director   October 12, 1994
- -------------------------------------
  (Francis R. McAllister)

  /s/  MARTHA T. MUSE                  Director                                October 12, 1994
- -------------------------------------
  (Martha T. Muse)

  /s/  MICHAEL T. NELLIGAN             Director                                October 12, 1994
- -------------------------------------
  (Michael T. Nelligan)

  /s/  JOHN D. ONG                     Director                                October 12, 1994
- -------------------------------------
  (John D. Ong)

  /s/  PETER R. ROWLAND                Director                                October 12, 1994
- -------------------------------------
  (Peter R. Rowland)

  /s/  JAMES WOOD                      Director                                October 12, 1994
- -------------------------------------
  (James Wood)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENTS                           PAGE
- ------         -------------------------------------------------------------------------  ----
  1.1    Form of Underwriting Agreement between the Company and the underwriters named therein for Common Stock, Preferred Stock, Convertible Preferred Stock, Debt
         Securities, Convertible Debt Securities, Depositary Shares and Warrants.
  1.2    Form of Underwriting Agreement among the Company, MIM and the underwriters named therein for Common Stock.*
  3.1    Certificate of Incorporation
         (a)   Certificate of Incorporation -- restated, filed May 4, 1970
               (Filed as an Exhibit to the Company's 1980 Annual Report on Form 10-K and
               incorporated herein by reference)
         (b)   Certificate of Amendment to the Certificate of Incorporation effective
               April 23, 1975
               (Filed as an Exhibit to the Company's 1980 Annual Report on Form 10-K and
               incorporated herein by reference)
         (c)   Certificate of Amendment of Certificate of Incorporation executed April
               14, 1981
               (Filed as an Exhibit to the Post-Effective Amendment No. 8 to
               Registration Statement No. 2-47616, filed April 30, 1981 and incorporated herein by reference)
         (d)   Certificate of Amendment of Restated Certificate of Incorporation filed on May 6, 1985
               (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for
               the quarter ended March 31, 1985 and incorporated herein by reference)
         (e)   Certificate of Amendment of Certificate of Incorporation filed July 21,
               1986
               (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for
               the quarter ended June 30, 1986 and incorporated herein by reference)
         (f)   Certificate of Amendment of Restated Certificate of Incorporation, as
               amended, filed April 22, 1987
               (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and
               incorporated herein by reference)
         (g)   Statement of Cancellation filed July 31, 1987 whereby 155,000 shares of
               Series A Cumulative Preferred Stock and 862,500 shares of $9.00
               Convertible Exchangeable Preferred Stock were cancelled
               (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and
               incorporated herein by reference)
         (h)   Statement of Cancellation filed November 20, 1987 whereby 1,026,900 shares of Series A Cumulative Preferred Stock were cancelled
               (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and
               incorporated herein by reference)
         (i)   Statement of Cancellation filed December 18, 1987 whereby 1,250,000 shares of Series B Cumulative Convertible Preferred Stock were cancelled
               (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and
               incorporated herein by reference)
         (j)   Statement of Cancellation filed March 3, 1988 whereby 27,000 shares of
               Series A Cumulative Preferred Stock were cancelled
               (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and
               incorporated herein by reference)

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENTS                           PAGE
- ------         -------------------------------------------------------------------------  ----
         (k)   Certificate of Amendment of Restated Certificate of Incorporation, as
               amended, filed August 7, 1989
               (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for
               the quarter ended June 30, 1989 and incorporated herein by reference)
  3.2    By-Laws as last amended on June 26, 1991
         (Filed as an Exhibit to the Company's 1991 Annual Report on Form 10-K and
         incorporated herein by reference)
  4.1    Form of Indenture between the Company and Chemical Bank, as Trustee, for Debt
         Securities and Convertible Debt Securities
  4.2    Form of Deposit Agreement between the Company and the Depositary, for
         Depositary Shares and Depositary Receipts
  4.3    Form of Common Stock Warrant Agreement
  4.4    Form of Preferred Stock Warrant Agreement
  4.5    Form of Debt Warrant Agreement
  4.6    Form of Currency Warrant Agreement
  5.1    Opinion of White & Case
 12.1    Statement re Computation of Consolidated Ratio of Earnings to Fixed Charges and
         Combined Fixed Charges and Preferred Share Dividend Requirements
 15.1    Letter re Unaudited Interim Financial Information
 23.1    Consent of Coopers & Lybrand
 23.2    Consent of White & Case (contained in its opinion filed as Exhibit 5.1)
 25.1    Statement of Eligibility of Trustee

- ---------------
* To be filed by amendment